Exhibit 10.1


ALL INDEBTEDNESS EVIDENCED HEREBY AND REFERENCED HEREIN IS SUB-
ORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL
INDEBTEDNESS OWED TO FINOVA CAPITAL CORPORATION.


PROMISSORY NOTE


U.S.  $500,000.00                              March 15, 1999
                                               Lawrence, New York


FOR VALUE RECEIVED, the undersigned nSTOR TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 450 Technology Park, Lake Mary, Florida 32746 (hereinafter called "Maker"), hereby promises to pay to the order of Maurice Halperin, an individual resident of the State of Florida, with a business address at Suite 225, 2500 Military Trail North, Boca Raton, Florida 33431 (hereinafter called "Payee"), at the address of Payee's principal place of business stated above, or at such other place as the Payee may designate in writing, the sum of FIVE HUNDRED THOUSAND AND 00/100ths U.S. Dollars (U.S. $500,000.00) (the "Principal Amount"), plus interest on the outstanding balance of the Principal Amount at the rate of ten percent (10%) per annum, payable monthly, from the date hereof until the date when said sum is paid in full in accordance with the terms hereof. The entire Principal Amount plus all accrued interest thereon shall be due and payable in full on June 15, 1999.

Upon the failure by Maker to pay the Principal Amount plus all accrued interest thereon in full on or before the date when due hereunder, the entire unpaid amount of this Note shall thereupon be immediately due and payable, and the Payee shall have all rights and remedies provided under this Note.

Maker shall have the right, in Maker's discretion at any time, without payment of premium or penalty, to prepay in whole or in part the unpaid balance of this Note.

This Note shall be governed by and construed under the laws of the State of Florida. The exclusive venue for any litigation in connection with or arising out of this Note shall be Palm Beach County, Florida, and the Maker hereby consents and submits to the jurisdiction of the state and federal courts sitting in Palm Beach County, Florida.


MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE
RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION
BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS
NOTE.


nSTOR TECHNOLOGIES, INC.


      /s/ Michael L. Wise
By:________________________
Name:  Michael L. Wise
Title:    Vice President



Exhibit 10.2


ALL INDEBTEDNESS EVIDENCED HEREBY AND REFERENCED HEREIN IS SUB-
ORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL
INDEBTEDNESS OWED TO FINOVA CAPITAL CORPORATION.


PROMISSORY NOTE


U.S.  $1,000,000.00                            March 1, 1999
                                               Lawrence, New York

FOR VALUE RECEIVED, the undersigned nSTOR TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 450 Technology Park, Lake Mary, Florida 32746 (hereinafter called "Maker"), hereby promises to pay to the order of H. Irwin Levy, an individual resident of the State of Florida, with a business address at 100 Century Boulevard, West Palm Beach, Florida 33417 (hereinafter called "Payee"), at the address of Payee's principal place of business stated above, or at such other place as the Payee may designate in writing, the sum of ONE MILLION AND 00/100ths U.S. Dollars (U.S. $1,000,000.00) (the "Principal Amount"), plus interest on the outstanding balance of the Principal Amount at the rate of ten percent (10%) per annum, payable monthly, from the date hereof until the date when said sum is paid in full in accordance with the terms hereof. The entire Principal Amount plus all accrued interest thereon shall be due and payable in full on May 31, 1999.

It is expressly agreed that this Promissory Note evidences a ONE MILLION and 00/100ths U.S. Dollars (U.S.$1,000,000.00) revolving line of credit. The Principal Amount which may be outstanding at any time under such line of credit shall not exceed ONE MILLION and 00/100ths U.S. Dollars (U.S.$1,000,000.00). However, this limitation shall not be deemed to prohibit Payee from advancing any sum which may, in Payee's sole and exclusive discretion, be necessary or desirable in order to protect and preserve the effect and enforceability of this Promissory Note. Within the limits and subject to the terms and conditions hereof, the Maker may borrow, repay and reborrow under the revolving line of credit evidenced by this Promissory Note and all shall be subject to the terms and conditions of this Promissory Note.

Upon the failure by Maker to pay the Principal Amount plus all accrued interest thereon in full on or before the date when due hereunder, the entire unpaid amount of this Note shall thereupon be immediately due and payable, and the Payee shall have all rights and remedies provided under this Note.

Maker shall have the right, in Maker's discretion at any time, without payment of premium or penalty, to prepay in whole or in part the unpaid balance of this Note.

This Note shall be governed by and construed under the laws of the State of Florida. The exclusive venue for any litigation in connection with or arising out of this Note shall be Palm Beach County, Florida, and the Maker hereby consents and submits to the jurisdiction of the state and federal courts sitting in Palm Beach County, Florida.


MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE
RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION
BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS
NOTE.


nSTOR TECHNOLOGIES, INC.


      /s/ Michael L. Wise
By:________________________
Name:  Michael L. Wise
Title:    Vice President




EXHIBIT 10.3


ALL INDEBTEDNESS EVIDENCED HEREBY AND REFERENCED HEREIN IS
SUBORDINATED IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF
ALL INDEBTEDNESS OWED TO FINOVA CAPITAL CORPORATION.

FORM OF

PROMISSORY NOTE


U.S. $__________                      January 29, 1999
                                      Lawrence, New York


     FOR VALUE RECEIVED, the undersigned nSTOR TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 450 Technology Park, Lake Mary, Florida 32746 (hereinafter called "Maker"), hereby promises to pay to the order of _________________, an individual resident of the State of _________, with an address
at _______________________________________________   (hereinafter
called "Payee"), at the address of Payee's principal place of business stated above, or at such other place as the Payee may designate in writing, the sum of SIX HUNDRED THOUSAND DOLLARS and 00/100ths U.S. Dollars (U.S. $__________) (the "Principal Amount"), plus interest on the outstanding balance of the Principal Amount at the rate of eight percent (8%) per annum, payable monthly, from the date hereof until the date when said sum is paid in full in accordance with the terms hereof. The entire Principal Amount plus all accrued interest thereon shall be due and payable in full on September 5, 2000.

     Upon the failure by Maker to pay the Principal Amount plus all accrued interest thereon in full on or before the date when due hereunder, the entire unpaid amount of this Note shall thereupon be immediately due and payable, and the Payee shall have all rights and remedies provided under this Note.

     Maker shall have the right, in Maker's discretion at any time, without payment of premium or penalty, to prepay in whole or in part the unpaid balance of this Note.


     This Note shall be governed by and construed under the laws of the State of Florida. The exclusive venue for any litigation in connection with or arising out of this Note shall be Palm Beach County, Florida, and the Maker hereby consents and submits to the jurisdiction of the state and federal courts sitting in Palm Beach County, Florida.




MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE
RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION
BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS
NOTE.

nSTOR TECHNOLOGIES, INC.

     /S/ Michael L. Wise
By:________________________
Name: Michael L. Wise
Title:  Vice President





EXHIBIT 10.8


EMPLOYMENT AGREEMENT


     THIS AGREEMENT ("Agreement") dated as of June 1, 1998, is entered into by and between nSTOR TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and Larry Steffan (the "Executive").

Recitals

     The Company, through its Board of Directors, desires to retain the services of Executive, and Executive desires to be retained by the Company, on the terms and conditions set forth in this Agreement.

Agreement

     For and in consideration of the foregoing and of the mutual covenants of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. EMPLOYMENT. The Company hereby employs Executive to serve in the capacities described herein and Executive hereby accepts such employment and agrees to perform the services described herein upon the terms and conditions hereinafter set forth.

2. TERM. The term of Executive's employment pursuant to this Agreement shall commence as of the date hereof and shall terminate at the close of business on June 1, 2001, subject to earlier termination in accordance the other terms and conditions set forth herein.

3. DUTIES. Executive shall serve as and have the title of the President of the Company and President of nStor Corporation, a wholly-owned subsidiary of the Company ("nStor"), shall serve on the Board of Directors of nStor and, subject to the approval of the Company's shareholders, shall serve on the Company's Board of Directors. The Executive's principal place of employment shall be Lake Mary, Florida. Executive agrees to devote his full business time, energy, skills and best efforts to such employment while so employed. Nothing in this Agreement shall preclude Executive from engaging, so long as, in the reasonable determination of the board of directors of the Company (the "Board of Directors"), such activities do not interfere with his duties and responsibilities hereunder, in charitable and community affairs, from managing any passive investment made by him or from serving, subject to the prior approval of the Board of Directors, as a member of the board of directors or as a trustee of any other corporation, association or entity.


4.   COMPENSATION.

     (a) Base Compensation. The Company shall pay Executive, and Executive agrees to accept, base compensation at the rate of $200,000 per year, payable bi-weekly, through the term of this Agreement ("Base Compensation"). The Base Compensation specified in this Section 4(a) shall be increased to $250,000 per year on January 1, 1999. Base Compensation may also be increased annually during the term of this Agreement in the sole discretion of the Board of Directors.

     (b)  Bonus Compensation.

     (i) Solely in the event that the Company has a net increase in cash and cash equivalents as a result of income from operations, and not as a result of any cash or capital infusion from a third party, during any consecutive three month period during the period commencing July 1, 1998 and ending December 31, 1998, the Company shall pay Executive a one-time bonus in the amount of $25,000 within 30 days following the preparation of financial statements for such three-month period.

     (ii) Subject to the attainment by the Company of certain goals to be established by the Company's Board of Directors for fiscal year 1999 and each fiscal year during the term of this Agreement thereafter, the Board of Directors may, in its sole discretion, grant Executive an annual cash bonus.

     (c) Stock Options. The Company shall grant Executive an option (the "Option") to purchase 750,000 shares of the common stock, par value $.05 per share, of the Company ("Common Stock") on terms set forth in the Stock Option Agreement by and between the Company and the Executive of even date herewith.

5.   FRINGE BENEFITS.

     (a) Generally. Executive shall be eligible for fringe benefits pursuant to any insurance, pension or other employee fringe benefit plan approved by the Board of Directors that now or hereafter may be made available to employees of the Company and for which Executive will qualify according to his eligibility under the provisions thereof.

     (b) Health and Disability Insurance. Executive shall be entitled to participate in such health insurance plans that the Company offers to other executive officers of the Company from time to time, provided that such participation shall not exclude any pre-existing conditions with respect to the Executive or his family. The Company shall provide Employee with disability
insurance covering  [               ].

     (c)  Life Insurance.       The Company shall provide Employee
with $1 million of term insurance and allow the Employee to designate the beneficiary of such policy.

     (d) Flex Days. During the term of this Agreement, Executive shall be entitled to twenty-one (21) flex days per year which Executive may use for vacation, holidays, illness or any other purpose.

     (e)  Relocation Expenses.  Executive shall be reimbursed for:
(i) all reasonable moving expenses, including packing and unpacking costs, incurred in connection with Executive's relocation from Boca Raton, Florida to the Greater Orlando area of Florida; and (ii) reasonable temporary housing expenses for a period not to exceed one year.

6. EXPENSES. The Executive shall be reimbursed for all usual expenses incurred on behalf of the Company, in accordance with Company practices and procedures, provided that:

     (a)  Each such expenditure is of a nature deductible under
Section 162 of the Internal Revenue Code of 1986, as amended (the "Code") on the Federal income tax return of the Company as a business expense and not as deductible compensation to Executive; and

     (b) Executive furnishes the Company with adequate documentary evidence required by the Code or any regulation promulgated thereunder for the substantiation of such expenditures as a deductible business expense of the Company and not as deductible compensation to Executive.

7. TERMINATION. The term of Executive's employment under this Agreement may be terminated prior to expiration of the term provided in Section 2 hereof in accordance with the following paragraphs.

     (a) For Cause. This Agreement may be immediately terminated by the Company for Cause (as herein defined) and, upon thirty (30) days written notice to Executive, without Cause, for any reason or for no reason. For purposes of this Agreement, the term "Cause" shall mean the termination of the Executive by the Board of Directors of the Company as a result of the existence or occurrence of one or more of the following conditions or events:

     (i) a material breach by the Executive of any provision of this Agreement, or the willful and continued failure of Executive substantially to perform his duties under his employment with the Company;

     (ii) Executive's willful misconduct or gross negligence in connection with the performance of his duties as an employee or officer of the Company;

     (iii) performance by the Executive of any act of fraud or material misrepresentation or a material act of misappropriation which results or is intended to result in Executive's personal enrichment at the expense of the Company;

     (iv) conviction of the Executive of any crime which constitutes either (i) a felony offense involving violence (but not involving a motorized vehicle) or fraud, embezzlement, theft or business activities, or (ii) a misdemeanor involving fraud, embezzlement or theft in the United States or which, if it had been committed in the United States, would constitute either a felony offense involving violence or fraud, embezzlement, theft or business activities or a misdemeanor involving fraud, embezzlement or theft in the United States;

     (v) violation by the Executive of any law which results in the entry of a judgment or order enjoining or preventing the Executive from such activities as are essential for the Executive to perform his services as required by this Agreement; or

     (vi) a good faith determination by the Board of Directors that Executive has engaged in conduct or activities materially damaging to the business of the Company, monetarily or otherwise, it being understood that neither conduct or activities pursuant to the Executive's exercise of his good faith business judgment nor unintentional physical damage to properties by the Executive shall be a ground for such a determination.

     (b) Executive. Executive may voluntarily terminate his employment hereunder upon thirty (30) days written notice to the Company.

     (c) Mutual. Executive's employment under this Agreement may be terminated upon mutual written agreement of the Company and the executive.

     (d) Death. In the event of the death of Executive, this Agreement shall terminate immediately.

     (e) Disability. If, during Executive's employment under this Agreement, Executive shall become permanently disabled and unable to perform his duties as required herein ("Disability") for a consecutive period of one hundred eighty (180) days, or, after being disabled, an expert medical opinion is furnished to the Company that Executive will be unable to perform his or her duties for six (6) months, then the Company may, upon thirty (30) days written notice to Executive, terminate Executive's employment under this Agreement.

     (f) Change of Control. In the event that following a "Change in Control" (as defined in this Section 7(f)): (i) Executive's job description, responsibilities and authority is substantially reduced and as a result, Executive elects to voluntarily resign his employment with the Company; or (ii) Employee is terminated by the Company, all options to purchase Common Stock granted to Executive shall immediately vest. Termination of Executive's employment under this Agreement pursuant to the provisions of the preceding sentence shall be deemed to be a voluntary resignation or termination by Executive and shall not be deemed a termination without Cause for purposes of Section 9 hereof. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred when:

     (i) there occurs any transaction (which shall include a series of transactions occurring within sixty (60) days) that has the result that shareholders of the Company immediately before such transaction cease to own at least fifty-one percent (51%) of the voting stock of the Company or any entity that results from the participation of the Company in a merger, reorganization, consolidation, liquidation or any other form of corporate transaction;

     (ii) the shareholders of the Company approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned);

     (iii) the Company disposes of all or substantially all of its assets; or

     (iv) a majority or more of the directors nominated by the Board of Directors to serve as directors, each having agreed to serve in such capacity, fail to be elected in a contested election of directors.


8. DEATH AND DISABILITY. In the event of the termination of Executive's employment under this Agreement by reason of the Executive's death or Disability, in addition to any insurance benefits provided pursuant to the provisions of Section 5 of this Agreement, the Company shall pay Executive (or his heirs and/or personal representatives), Base Compensation through the date of death or the date of termination for Disability as provided in Paragraph 7(e), respectively.

9. SEVERANCE. In the event of the termination of Executive's employment under this Agreement for any reason other than Executive's death or Disability, the Company shall provide the payments and benefits to Executive as indicated below:

     (a) For Cause, Voluntary Termination or Following a Change of Control. If Executive is terminated for Cause (as defined in Section 7(a) of this Agreement), Executive voluntarily terminates his employment with the Company, or Executive is terminated or resigns following a Change of Control for any reason whatsoever, the Company shall be obligated only to continue to pay to Executive his Base Compensation, if any, earned up to the date of termination and shall reimburse the Executive for any expenses to which the Executive is due reimbursement by the Company under Section 6 hereof. In addition, the Company shall pay any vested benefits, if any, owed to Executive under any plan provided for Executive under Paragraph 5 hereof in accordance with the terms of such plan as in effect on the date of termination of employment under this Paragraph 9.

     (b) Without Cause. If the Company terminates this Agreement without Cause, Executive shall continue to receive the Base Compensation in effect on the date of such termination until the date twelve (12) months from the date of termination under this Agreement and shall reimburse the Executive for any expenses to which the Executive is due reimbursement by the Company under
Section 6 hereof. In addition, the Company shall pay any vested benefits, if any, owed to Executive under any plan provided for Executive under Paragraph 5 hereof in accordance with the terms of such plan as in effect on the date of termination of employment under this Paragraph 9.

10. CONFIDENTIAL INFORMATION. Executive recognizes and acknowledges that he will have access to certain confidential information of the Company and of corporations with whom the Company does business, and that such information constitutes valuable, special and unique property of the Company and such other corporations. During the term of this Agreement and for a period of five (5) years immediately following the date of termination of this Agreement, Executive agrees not to disclose or use any confidential information, including without limitation, information regarding research, developments, product designs or specifications, manufacturing processes, "know-how," prices, suppliers, customers, costs or any knowledge or information with respect to confidential or trade secrets of the Company, it being understood that such confidential information does not include information that is publicly available unless such information became publicly available as a result of a breach of this Agreement. Executive acknowledges and agrees that all notes, records, reports, sketches, plans, unpublished memoranda or other documents belonging to the Company, but held by Executive, concerning any information relating to the Company's business, whether confidential or not, are the property of the Company and will be promptly delivered to it upon Executive's leaving the employ of the Company. Executive also agrees to execute such confidentiality agreements that the Board may adopt, and may modify from time to time, as a standard form to be executed by all employees of the Company, to the extent such standard forms are not materially more restrictive than the provisions of this Agreement.

11. NON-SOLICITATION. At all times during the term of this Agreement and three (3) years thereafter, Executive shall not, directly or indirectly, induce, influence, combine or conspire with, or attempt to induce, influence, combine or conspire with, any of the officers, employees, agents or consultants of the Company to terminate their employment, or other relationship, with or compete against the Company or any future subsidiaries, parents or affiliates of the Company in the business of selling, distributing, installing and/or servicing microcomputers, peripherals, components and/or accessories, microcomputer software products, and custom-designed microcomputer systems (the "Business").

12. NON-COMPETITION. Executive acknowledges that his services and responsibilities are unique in character and are of particular significance to the Company, that the Company engages in a competitive business with a national market and that Executive's continued and exclusive service to the Company under this Agreement is of a high degree of importance to the Company. Therefore, during the term of this Agreement and for a period of three (3) years thereafter (the "Noncompete Period"), Executive shall not, directly or indirectly, engage in the Business, or in any other business which, at the time of Executive's termination, the Company is actively engaged or plans to engage in (the "Future Business"), except as an employee or agent of the Company, and shall not, directly or indirectly, as owner, partner, joint venturer, employee, broker, agent, corporate officer, principal, licensor, shareholder (unless as owner of no more than five percent (5%) of the issued and outstanding capital stock of such entity if such stock is publicly traded) or in any other capacity whatsoever, engage in or have any connection with any business which is competitive with the Business or any Future Business, and which operates anywhere in the United States. In the event Executive is terminated by the Company without Cause prior to the expiration of the term of this Agreement, the Noncompete Period shall be modified such that it expires on the date of such involuntary termination.

13.  RESTRICTIVE COVENANTS.

     (a) If, in any judicial proceedings, a court shall refuse to enforce any of the covenants included in Paragraphs 10, 11 or 12 hereof, then such unenforceable covenant shall be amended to relate to such lesser period or geographical area as shall be enforceable. In the event the Company should bring any legal action or other proceeding against Executive for enforcement of this Agreement, the calculation of the Noncompete Period, if any, shall not include the period of time commencing with the filing of legal action or other proceeding to enforce this Agreement through the date of final judgment or final resolution, including all appeals, if any, of such legal action or other proceeding unless the Company is receiving the practical benefits of this Paragraph 9 during such time. The existence of any claim or cause of action by Executive against the Company predicated on this Agreement shall not constitute a defense to the enforcement by the Company of these covenants.

     (b) Executive hereby acknowledges that the restrictions on his activity as contained in this Agreement are required for the Company's reasonable protection and is a material inducement to the Company to enter into this Agreement. Executive hereby agrees that in the event of the violation by him of any of the provisions of this Agreement, the Company will be entitled to institute and prosecute proceedings at law or in equity to obtain damages with respect to such violation or to enforce the specific performance of this Agreement by Executive or to enjoin Executive from engaging in any activity in violation hereof. The prevailing party in any litigation brought to enforce the restrictive provisions contained in this Agreement shall be entitled to reimbursement from the nonprevailing party for reasonable attorneys' fees and expenses incurred in connection with such litigation.

     (c) Notwithstanding anything to the contrary contained herein, in the event that Executive engages in any conduct prohibited by Paragraphs 10, 11 or 12 hereof for any reason whatsoever, Executive shall not receive any of the severance benefits he otherwise would be entitled to receive pursuant to Paragraph 9 hereof.

14. ARBITRATION. All disputes arising under this Agreement shall be resolved through binding arbitration. The arbitrator shall be selected by the American Arbitration Association and the arbitration shall be conducted in Palm Beach County, Florida, in accordance with the then-prevailing rules of the American Arbitration Association. The decision rendered by the arbitrator shall be binding upon the parties and judgment upon the decision or award may be entered in any court of competent jurisdiction. All costs of arbitration and reasonable attorneys' fees shall be paid by the non-prevailing party. If neither party substantially entirely prevails, the arbitrator by shall apportion the costs and reasonable attorneys' fees.

15. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to the addresses below or to such other address as either party shall designate by written notice to the other:

     If to the Executive: To the address set forth below his signature on the signature page hereof.

     If to the Company:

     nStor Technologies, Inc.
     100 Century Boulevard
     West Palm Beach, Florida 33417
     Attention: H. Irwin Levy

16.  ENTIRE AGREEMENT; MODIFICATION.

     (a) This Agreement contains the entire agreement of the Company and Executive, and the Company and Executive hereby acknowledge and agree that this Agreement supersedes any prior statements, writings, promises, understandings or commitments between the parties hereof.

     (b) No future oral statements, promises or commitments with respect to the subject matter hereof, or other purported modification hereof, shall be binding upon the parties hereto unless the same is reduced to writing and signed by each party hereto.

17. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Executive may not assign his rights and obligations under this Agreement.


18.  MISCELLANEOUS.

     (a) This agreement shall be subject to and governed by the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

     (b) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or the interpretation of this Agreement.

     (c) The failure of any party to enforce any provision of this Agreement shall in no manner affect the right to enforce the same, and the waiver by any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or a waiver by such party of any breach of any other provision.

     (d) All written notices required in this Agreement shall be sent postage prepaid by certified or registered mail, return receipt requested.

     (e) In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, and enforceable provision which comes closest to the intent of the parties.

     (f) This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.


nSTOR TECHNOLOGIES, INC.

     /S/ Mark F. Levy
By: _____________________________
Its: Vice President

EXECUTIVE

  /S/ Larry Steffann
_________________________________
Larry Steffan


Address:
___________________________
___________________________



EXHIBIT 10.9


EMPLOYEE INCENTIVE STOCK OPTION AGREEMENT


     THIS AGREEMENT, made as of the 1st day of June, 1998 by and between nStor Technologies, Inc., a Delaware corporation (the
"Company"), and Lawrence F. Steffann (the "Optionee").


W I T N E S S E T H:


     WHEREAS, the Company has established and adopted its 1996
Stock Option Plan (the "Plan"), pursuant to which it may grant options to purchase shares of its common stock, $.05 par value per share (the "Common Stock"), to its employees;

     WHEREAS, Optionee is an employee of the Company and has been granted options to purchase shares of Common Stock; and


     WHEREAS, Optionee and the Company desire to establish the terms and conditions of such options in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Grant of Option.

     A. Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee an Incentive Stock Option (sometimes hereinafter referred to as "Option") to purchase Seven Hundred Fifty Thousand (750,000) shares (the "Option Shares") during the specified term of this Option, at a price equal to One Dollar and Twenty Cents ($1.20) per share, which price is equal to or greater than the current market value per share. This Option is granted pursuant to the terms and conditions of the Plan, all of which terms and conditions are hereby incorporated by reference into this Agreement.

     B. Notwithstanding anything to the contrary in this Agreement, the grant of this Option is subject to obtaining the approval of the shareholders of the Company, at the 1999 Annual Meeting of Shareholders, for an amendment to the Plan to increase the number of shares reserved for issuance under the Plan to at least _____ million shares of Common Stock (the "Plan Amendment"). In the event that the Plan Amendment is not approved by the shareholders at the 1999 Annual Meeting of Shareholders, the grant of this Option shall be null and void to the extent that the Option Shares exceed the number of shares available for issuance under the Plan of the date hereof.

     2. Specified Term; Time of Exercise. This Option shall vest and shall be exercisable, subject to the provisions of Section 7 hereof, in the following amounts and on the following dates:
December 1, 1998--125,000 options; June 1, 1999--125,000 options;
December 1, 1999--125,000 options; June 1, 2000--125,000 options;
December 1, 2000--125,000 options; and June 1, 2001--125,000 options.  All Options shall expire and terminate on the date ten
(10) years from the date hereof. While exercisable, Optionee may exercise all or any portion of this Option.

     3. Transferability of Option. This Option shall not be transferable by the Optionee other than at death, and this Option is exercisable during the Optionee's lifetime only by the Optionee.

     4. Termination of Employment. If Optionee ceases to be employed by the Company (or any of its subsidiaries) for any reason other than death or permanent and total disability, then all rights with respect to any then exercisable Option Shares shall terminate after the expiration of a period of three (3) months from the date of termination. If Optionee's employment is terminated as a result of death or "permanent and total disability" (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), then all Option Shares which would have otherwise vested and become exercisable in the one (1) year period following such event shall continue to so vest and become exercisable as so scheduled and, together with any previously exercisable Option Shares, shall be exercisable for the lesser of: (i) the remaining term of the Option or (ii) one (1) year from the date of termination of Optionee's employment as a result of death or "permanent and total disability". Notwithstanding any to the contrary set forth herein, if Optionee shall (i) commit any act of malfeasance or wrongdoing affecting the Company, (ii) breach any covenant not to compete or employment agreement with the Company, or (iii) engage in conduct that would warrant the Optionee's discharge for cause, any unexercised part of the Option shall lapse immediately upon the earlier of the occurrence of such event or the last day Optionee is employed by or affiliated with the Company.

     5. Adjustment in the Event of Change in Capital Structure, Reorganization, Anti-Dilution or Accounting Changes. In the event of a change in the corporate structure or shares of the Company, subject to any required action by the shareholders, the Company shall make such equitable adjustments with respect to dilution or accretion as it may deem appropriate in the number, kind and in the exercise price of the unexercised Option Shares granted by this Agreement. For purposes of this section, a change in the corporate structure or shares of the Company shall include, but is not limited to, changes resulting from a recapitalization, stock split, reverse split, consolidation, rights offering, stock dividend, reorganization or liquidation. This Agreement shall not in any way affect the right of the Company to make changes in its capital structure including, without limitation, the issuance of any additional shares of any class of its capital stock, or to merge or dissolve, liquidate or sell all or any part of its business or assets. In no event shall Optionee be entitled to any adjustments as a result of the issuance of any additional shares of any class of the Company's capital stock where the consideration received by the Company is equal to or greater than the fair market value of such shares, as reasonably determined by the Board of Directors of the Company.

     6. Privilege of Stock Ownership. Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares unless and until the Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to Optionee, and Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, Optionee shall have full voting and other ownership rights with respect to such shares.

     7.   Manner of Exercising Option.

     A. This Option may be exercised only as to whole shares and only by written notice signed by Optionee (or in the case of exercise after Optionee's death or disability, by Optionee's legal representative, executor, administrator, heir or legatee, as the case may be) and mailed or delivered to the President or Secretary of the Company at its principal office, which notice shall: (i) specify the number of Option Shares with respect to which the Option is being exercised; (ii) be accompanied by payment in full in cash; (iii) if the shares of Common Stock issuable upon exercise of the Option are not then covered by a current registration statement of the Company under the Securities Act of 1933, as amended (the "Securities Act"), include a statement to the effect that Optionee, or other person exercising the Option, is purchasing the Option Shares for investment and not with a view to, or for sale in, any distribution thereof; and (iv) if the Option is being exercised by a person or persons other than Optionee, be accompanied by proof satisfactory to the Company and its counsel, that such person or persons have the right to exercise the Option. Prior to the issuance of the Option Shares hereunder, Optionee shall execute and deliver to the Company such other representations in writing as may be reasonably requested by the Company in order for it to comply with the applicable requirements of Federal and state securities laws.

     B. This Option shall be deemed to have been exercised with respect to the Option Shares specified in said notice at the time of receipt by the Company of: (i) the notice specified in Section 7(A) hereof; (ii) any representations reasonably required by the Company pursuant to Section 7(A) hereof; and (iii) the payment required in Section 7(A) hereof.

     C. Unless the shares of Common Stock issuable upon exercise of the Option are covered by a then current registration statement of the Company under the Securities Act, the certificates representing the Option Shares issued or to be issued hereunder shall be stamped or otherwise imprinted with legends substantially in the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR AN INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.


     8.   Securities Law Requirements.

     A. No Option granted hereunder shall be exercisable, in whole or in part, and the Company shall not be obligated to sell any Option Shares if such exercise and sale would, in the opinion of counsel for the Company, violate the applicable requirements of Federal or state securities laws. Each Option shall be subject to the further requirement that, if at any time the Company shall determine in its discretion that the listing or qualification of the Option Shares under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of the Option Shares, such Option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

      B. If any law or regulation of any state or Federal commission or agency having jurisdiction shall require the Company or the Optionee to take any action with respect to the Option Shares, then the date upon which the Company shall deliver or cause to be delivered the certificate or certificates for the Option Shares shall be postponed until full compliance shall have been made with all such requirements.

     9. Employment. Nothing contained in this Agreement shall be deemed to grant any right of continued employment to a participating employee or to limit or waive any rights of the Company or any subsidiary of the Company to terminate such employment at any time, with or without cause.

     10. Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, except by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

     11. Assignments. This Agreement may not be assigned by the Optionee.


     12. Further Assurances. The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

     13. Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

     14. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

     15. Entire Agreement. This Agreement represents the entire understanding and agreement among the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such parties.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



nSTOR TECHNOLOGIES, INC.
/S/ Mark F. levy
_________________________________
By: Mark F. Levy
Its:  Vice President

OPTIONEE

/S/ Lawrence F. Steffann
_______________________________
Lawrence F. Steffann



FORM OF EXERCISE

(to be executed by the registered holder hereof)



     The undersigned hereby exercises the right to purchase ___________ shares of common stock, $.05 par value ("Common Stock"), of nSTOR TECHNOLOGIES, INC. (the "Company"), evidenced by the within Employee Incentive Stock Option Agreement and herewith makes payment of the purchase price in full. The undersigned represents to the Company that the undersigned is purchasing the Common Stock for investment and not with a view to, or for sale in, any distribution thereof.

     Kindly issue certificates for shares of Common Stock in accordance with the instruction given below.

Dated: _____________, 19__



_______________________________
Optionee



Instructions for registration of stock



____________________________________
Name (Please Print)



Social Security or other identifying
Number:_____________________________


Address:


____________________________________
City/State and Zip Code